Exhibit 99.1

FOR IMMEDIATE RELEASE	Contacts: David Christensen, CFO
507-387-3355
Jennifer Spaude, Investor Relations
507-386-3765

HickoryTech Reports Third Quarter 2010 Earnings Results
•	Revenue increased 25 percent
•	Pre-tax income up 77 percent
•	Enventis fiber and data revenue grew 53 percent
•	Telecom Broadband revenue increased 16 percent

MANKATO, Minn., October 25, 2010 — HickoryTech Corporation (Nasdaq: HTCO) today reported third quarter fiscal 2010 operating results highlighted by strong growth in its Enventis Sector and progress with its fiber expansion plans.  HickoryTech’s third quarter revenue totaled $43.5 million, up 25 percent year over year.  Net income totaled $5.0 million, or 38 cents per diluted share.  A release of income tax reserves added $1.9 million to the third quarter fiscal 2010 net income, and a similar release of tax reserve in the third quarter of fiscal 2009 added $4.4 million.  Excluding the income tax release in both years, net income would have increased $1.5 million, or 89 percent over the same quarter one year ago.  Pre-tax income for the third quarter 2010 was $5.3 million, an increase of 77 percent compared to a year ago, due to operational success and a decrease in interest expense.

“We are on track to meet our financial objectives for the year and complete the fiber expansion projects to Sioux Falls, South Dakota and Fargo, North Dakota by year end,” said John Finke, HickoryTech’s president and chief executive officer.  “Our business is performing well and I’m pleased with the 53 percent growth in fiber and data services, the strong rebound in our equipment and services business and the 16 percent growth in broadband services.”

“We are moving forward with implementation plans for our broadband stimulus project following the notification of our $16.8 million U.S. Department of Commerce’s National Telecommunication and Information Administration (NTIA) broadband infrastructure award this past quarter,” said Finke

“While our traditional telephone business remains an important component in our strategy, we continue to transform HickoryTech into a company focused primarily on delivering broadband and business services over our regional fiber optic network,” added Finke. “As we work toward our five-year goal to double the value of our company, we are executing a disciplined growth strategy, one that will increase shareholder value and strengthen our position as a leading communications provider.”

As part of HickoryTech’s growth plan, the company is extending its fiber network to Sioux Falls, South Dakota and Fargo, North Dakota and is upgrading its fiber network in Des Moines, Iowa.  HickoryTech’s fiber expansion efforts  include a joint construction project with another carrier, which contributed $3.3 million of revenue and $1.9 million of pretax income to third quarter operating results within the Enventis fiber and data product line. These projects will be completed by year-end 2010.

Enventis Sector (before intersegment eliminations)
Enventis Sector revenue before eliminations totaled $25.5 million in the third quarter of fiscal 2010, up 45 percent compared to one year ago.  Costs and expenses in the Enventis Sector, including depreciation, totaled $22.1 million, an increase of 38 percent year-over-year.  Enventis Sector net income totaled $2.0 million, up 125 percent from the $0.9 million reported one year ago.

•
Fiber and data revenue totaled $13.4 million, up 53 percent year-over-year, the result of revenue from a joint fiber construction project, strong sales of fiber services, and the addition of CP Telecom.  Fiber and data revenue increased 16 percent excluding the impact from the fiber construction project.

•
Equipment and service revenue totaled $12.1 million, up 38 percent year-over-year.  Net income for equipment and services increased significantly for the third quarter of fiscal 2010 compared to last year, due to an increase in sales and lower operating costs.

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Telecom Sector (before intersegment eliminations)
Telecom Sector revenue totaled $18.7 million for the third quarter of fiscal 2010, a 5 percent increase year-over-year, primarily driven from the 16 percent growth in broadband revenue and 35 percent increase in bill processing revenue.  Additionally, a one-time Telecom customer settlement of $275,000 increased Other Revenue during the quarter.  Costs and expenses including depreciation totaled $15.6 million, up 8 percent year-over-year.  Telecom net income for the quarter totaled $1.8 million, a 10 percent decrease from one year ago.

•
Broadband revenue totaled $3.6 million, up 16 percent from the comparable period in fiscal 2009.  Broadband revenue includes DSL, Data and Digital TV services.  Digital TV subscribers increased 10 percent, to 10,301.   DSL subscribers increased 1 percent, to 19,642.

•	Network access revenue was $5.8 million, down 3 percent year-over-year.
•	Local service revenue totaled $3.6 million, down 4 percent and local access lines declined 8 percent.

Capital Expenditures and Debt Position
Capital expenditures totaled $6.5 million for the third quarter of fiscal 2010, and were $2.5 million higher than the comparable period in fiscal 2009.  Enventis Sector capital expenditures totaled $4.8 million and the Telecom Sector capital expenditures were $1.7 million.  HickoryTech’s long-term and current debt position, as of September 30, 2010, was $122 million, an increase of $700,000 from the previous quarter ended June 30, 2010. The company’s fiber construction project along with increased equipment sales caused a temporary increase in debt at the end of third quarter.

2010 Annual Company Guidance Increased
HickoryTech increased its fiscal 2010 net income guidance and affirmed its previous guidance as follows:

•	Revenue is targeted in the range of $150 million to $158 million (no change).
•	Net Income is targeted in the range of $11.6 million to $12.5 million (previously $9.7 to $10.6 million).
•	Capital spending is targeted in the range of $22 million to $26 million (no change).
•	EBITDA is targeted in the range of $41.5 million to $44 million (no change).
•	A year-end debt balance is targeted in the range of $117 million to $120 million (no change).

Conference Call and Webcast
HickoryTech will host a conference call and webcast on Tuesday, October 26 at 9 a.m. CT. The dial-in number for the call is 877-774-2369 (U.S. and Canada) and the participant pass code is 15945152.  A simultaneous webcast of the call and presentation will be available through a link on HickoryTech’s Investor Relations webpage at http://investor.hickorytech.com.

About HickoryTech
HickoryTech Corporation (dba HickoryTech and Enventis) is a leading integrated communications provider in the markets it serves.  With headquarters in Mankato, Minn., the corporation has approximately 450 employees and a regional fiber network with facilities-based operations in Minnesota and Iowa.  Enventis serves businesses of all sizes across a five-state region with IP-based voice, data and network solutions.  HickoryTech provides bundled residential and business services including high-speed Internet, Digital TV and voice services in its legacy telecom markets.  The Company trades on the Nasdaq Stock Exchange (symbol: HTCO). For more information, visit www.hickorytech.com.

Non-GAAP Measures
To supplement the Company’s financial statements presented in accordance with GAAP, the Company provides certain non-GAAP financial measures of financial performance. These non-GAAP measures include earnings before interest, income taxes, depreciation and amortization. The Company’s reference to these non-GAAP measures should be considered in addition to results prepared under current accounting standards, but are not a substitute for, or superior to, GAAP results.  These non-GAAP measures are provided to enhance investors’ overall understanding of the Company’s current financial performance and ability to generate cash flows. In many cases non-GAAP financial measures are used by analysts and investors to evaluate the Company’s performance. Reconciliation to the nearest GAAP measure included in this press release can be found in the financial table included below.

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Forward-looking Statement
Certain statements included in this press release that are not historical facts are "forward-looking statements." Such forward-looking statements are based on current expectations, estimates and projections about the industry in which HickoryTech operates and management's beliefs and assumptions. The forward-looking statements are subject to uncertainties. These statements are not guarantees of future performance and involve certain risks, uncertainties and probabilities. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they were made. HickoryTech undertakes no obligation to update any of its forward-looking statements, except as required by law.

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Consolidated Statement of Operations
(unaudited)

	Three Months Ended September 30%			Nine Months Ended September 30%
(Dollars in thousands, except share data)	2010	2009	Change	2010	2009	Change
Revenue:
Enventis Sector
Equipment	$9,954	$6,604	51%	$27,906	$18,788	49%
Services	15,421	10,858	42%	39,951	29,085	37%
Total Enventis Sector	25,375	17,462	45%	67,857	47,873	42%

Telecom Sector	18,105	17,446	4%	52,611	52,899	-1%
Total revenue	43,480	34,908	25%	120,468	100,772	20%

Costs and Expenses:
Cost of sales, excluding depreciation and amortization	8,519	5,653	51%	23,968	16,369	46%
Cost of services, excluding depreciation and amortization	16,458	13,404	23%	45,402	37,817	20%
Selling, general and administrative expenses	6,669	5,817	15%	18,425	16,379	12%
Depreciation	5,356	5,068	6%	15,900	14,967	6%
Amortization of intangibles	90	272	-67%	268	699	-62%
Total costs and expenses	37,092	30,214	23%	103,963	86,231	21%

Operating income	6,388	4,694	36%	16,505	14,541	14%

Interest and other income	11	14	-21%	62	55	13%
Interest expense	(1,128)	(1,728)	-35%	(3,820)	(5,155)	-26%
Income before income taxes	5,271	2,980	77%	12,747	9,441	35%
Income taxes	228	(3,126)	-107%	2,767	(408)	-778%

Net income	$5,043	$6,106	-17%	$9,980	$9,849	1%

Basic earnings per share	$0.38	$0.47	-19%	$0.76	$0.75	1%

Basic weighted average common shares outstanding	13,263,600	13,080,538		13,215,046	13,049,686

Diluted earnings per share	$0.38	$0.47	-19%	$0.76	$0.75	1%

Diluted weighted avg. common & equivalent shares outstanding	13,264,996	13,083,843		13,217,325	13,049,686

Dividends per share	$0.13	$0.13	0%	$0.39	$0.39	0%

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Consolidated Balance Sheets
(unaudited)

(Dollars and Share Data in Thousands)	September 30, 2010	December 31, 2009
ASSETS
Current assets:
Cash and cash equivalents	$100	$2,420
Receivables, net of allowance for doubtful accounts of $1,107 and $643	26,895	19,729
Inventories	6,591	5,069
Deferred income taxes	2,423	2,423
Prepaid expenses	2,218	1,751
Other	1,011	1,039
Total current assets	39,238	32,431

Investments	4,492	4,306

Property, plant and equipment	373,357	357,607
Accumulated depreciation	(218,985)	(204,129)
Property, plant and equipment, net	154,372	153,478

Other assets:
Goodwill	27,303	27,423
Intangible assets, net	2,757	3,025
Deferred costs and other	1,606	1,820
Total other assets	31,666	32,268

Total assets	$229,768	$222,483

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Extended term payable	$9,813	$6,788
Accounts payable	3,571	2,883
Accrued expenses and other	8,207	7,792
Accrued income taxes	307	642
Deferred revenue	4,580	6,016
Financial derivative instruments	1,423	-
Current maturities of long-term obligations	1,188	620
Total current liabilities	29,089	24,741

Long-term liabilities:
Debt obligations, net of current maturities	120,795	119,871
Financial derivative instruments	-	1,908
Accrued income taxes	542	3,218
Deferred income taxes	22,486	21,895
Deferred revenue	1,433	2,095
Accrued employee benefits and deferred compensation	14,826	14,209
Total long-term liabilities	160,082	163,196

Total liabilities	189,171	187,937

Commitments and contingencies

Shareholders' equity:
Common stock, no par value, $.10 stated value
Shares authorized: 100,000
Shares issued and outstanding: 13,283 in 2010 and 13,101 in 2009	1,328	1,310
Additional paid-in capital	13,703	12,975
Retained earnings	29,521	24,687
Accumulated other comprehensive (loss)	(3,955)	(4,426)
Total shareholders' equity	40,597	34,546

Total liabilities and shareholders' equity	$229,768	$222,483

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Enventis Sector Recap
(unaudited)

	Three Months Ended September 30%			Nine Months Ended September 30%
(Dollars In thousands)	2010	2009	Change	2010	2009	Change
Revenue before intersegment eliminations
Equipment	$9,954	$6,604	51%	$27,906	$18,788	49%
Services	2,164	2,183	-1%	6,373	7,273	-12%
Equipment and Services	12,118	8,787		34,279	26,061

Fiber and Data	13,257	8,675	53%	33,578	21,812	54%
Intersegment	157	106	48%	387	389	-1%
	$25,532	$17,568	45%	$68,244	$48,262	41%

Total Enventis revenue before intersegment eliminations
Unaffiliated customers	$25,375	$17,462		$67,857	$47,873
Intersegment	157	106		387	389
	$25,532	$17,568		$68,244	$48,262

Cost of sales (excluding depreciation and amortization)	8,519	5,653	51%	23,968	16,369	46%
Cost of services (excluding depreciation and amortization)	8,600	6,177	39%	22,881	16,264	41%
Selling, general and administrative expenses	3,476	2,756	26%	9,510	7,439	28%
Depreciation and amortization	1,535	1,459	5%	4,305	3,809	13%
Total costs and expenses	22,130	16,045	38%	60,664	43,881	38%

Operating income	$3,402	$1,523	123%	$7,580	$4,381	73%
Net income	$2,023	$901	125%	$4,498	$2,600	73%

Capital expenditures	$4,830	$1,438	236%	$10,801	$4,891	121%

Enventis Equipment and Services Product Line
(unaudited)

	Three Months Ended September 30%			Nine Months Ended September 30
(Dollars in thousands)	2010	2009	Change	2010	2009	% Change
Revenue before intersegment eliminations
Equipment	$9,954	$6,604	51%	$27,906	$18,788	49%
Services	2,164	2,183	-1%	6,373	7,273	-12%
	$12,118	$8,787	38%	$34,279	$26,061	32%

Cost of sales (excluding depreciation and amortization)	8,519	5,728	49%	23,968	16,427	46%
Cost of services (excluding depreciation and amortization)	1,666	1,664	0%	5,078	5,265	-4%
Selling, general and administrative expenses	1,319	1,303	1%	3,547	3,802	-7%
Depreciation and amortization	120	121	-1%	270	307	-12%
Total costs and expenses	11,624	8,816	32%	32,863	25,801	27%

Operating income	$494	$(29)	N/A	$1,416	$260	445%
Net income	$293	$(17)	N/A	$858	$156	450%

Capital expenditures	$78	$62	26%	$212	$324	-35%

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Enventis Fiber and Data Product Line
(unaudited)

	Three Months Ended September 30%			Nine Months Ended September 30%
(Dollars in thousands)	2010	2009	Change	2010	2009	Change
Revenue before intersegment eliminations:
Services	$13,257	$8,675	53%	$33,578	$21,812	54%
Intersegment	157	106	48%	387	389	-1%
	$13,414	$8,781	53%	$33,965	$22,201	53%

Cost of sales (excluding depreciation and amortization)	-	(75)	-100%	-	(58)	-100%
Cost of services (excluding depreciation and amortization)	6,934	4,513	54%	17,803	10,999	62%
Selling, general and administrative expenses	2,157	1,453	48%	5,963	3,637	64%
Depreciation and amortization	1,415	1,338	6%	4,035	3,502	15%
Total costs and expenses	10,506	7,229	45%	27,801	18,080	54%

Operating income	$2,908	$1,552	87%	$6,164	$4,121	50%
Net income	$1,730	$918	88%	$3,640	$2,444	49%

Capital expenditures	$4,752	$1,376	245%	$10,589	$4,567	132%

Telecom Sector Recap
(unaudited)

	Three Months Ended September 30%			Nine Months Ended September 30%
(Dollars in thousands)	2010	2009	Change	2010	2009	Change
Revenue
Local Service	$3,643	$3,802	-4%	$10,946	$11,559	-5%
Network Access	5,812	5,993	-3%	17,791	18,158	-2%
Long Distance	800	872	-8%	2,420	2,930	-17%
Broadband	3,576	3,077	16%	10,079	8,940	13%
Internet	1,294	1,233	5%	3,788	3,739	1%
Directory	912	971	-6%	2,717	3,071	-12%
Bill Processing	1,148	849	35%	2,725	2,479	10%
Intersegment	562	367	53%	1,459	844	73%
Other	920	649	42%	2,145	2,023	6%
Total Telecom Revenue	$18,667	$17,813	5%	$54,070	$53,743	1%

Total Telecom revenue before intersegment eliminations
Unaffiliated Customers	$18,105	$17,446		$52,611	$52,899
Intersegment	562	367		1,459	844
	18,667	17,813		54,070	53,743
Costs and expenses
Cost of services, excluding depreciation and amortization	8,539	7,668	11%	24,252	22,684	7%
Selling, general and administrative expenses	3,185	2,882	11%	9,168	8,756	5%
Depreciation and amortization	3,881	3,856	1%	11,772	11,803	0%
Total costs and expenses	15,605	14,406	8%	45,192	43,243	5%

Operating income	$3,062	$3,407	-10%	$8,878	$10,500	-15%

Net income	$1,818	$2,016	-10%	$4,998	$6,199	-19%

Capital expenditures	$1,688	$2,589	-35%	$6,209	$6,375	-3%

Key Metrics
Business access lines	24,468	25,542	-4%
Residential access lines	28,028	31,385	-11%
Total access lines	52,496	56,927	-8%
Long distance customers	34,459	36,761	-6%
DSL customers	19,642	19,511	1%
Digital TV customers	10,301	9,386	10%

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Reconciliation of Non-GAAP Measures

	Three Months Ended September 30		Nine Months Ended September 30
	2010	2009	2010	2009
(Dollars in thousands)
Reconciliation of net income to EBITDA:
Net income	$5,043	$6,106	$9,980	$9,849
Add:
Depreciation	5,356	5,068	15,900	14,967
Amortization of intangibles	90	272	268	699
Interest expense	1,128	1,728	3,820	5,155
Taxes	228	(3,126)	2,767	(408)
EBITDA	$11,845	$10,048	$32,735	$30,262

Reconciliation of net income to net income without release of income tax reserve:
Net income	$5,043	$6,106	$9,980	$9,849
Deduct: Income tax reserve release	1,919	4,454	2,726	4,454
Net income excluding income tax reserve release	$3,124	$1,652	$7,254	$5,395

	Year Ending
	December 31, 2010
(Dollars in thousands)	Guidance Range
Reconciliation of net income to 2010 EBITDA guidance:	Low	High
Projected net income	$11,600	$12,500
Add back:
Depreciation and amortization	21,600	22,000
Interest expense	4,800	5,000
Income tax expense	3,500	4,500
Projected EBITDA 1	$41,500	$44,000

1 EBITDA, a non-GAAP financial measure, is as defined in our debt agreement